UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2006

RelationServe Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-119632	43-2053462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6700 North Andrews Avenue, Fort Lauderdale, Florida		33309
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 202-6000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

Exercise of $0.01 Warrants

On February 7, 2006, holders of the seven-year warrants to purchase shares of the common stock, par value $0.001 per share (the “Company Common Stock”) of RelationServe Media, Inc. (the “Company”) at a purchase price of $0.01 per share (the “Warrants”), exercised Warrants to purchase an aggregate of 2,664,398 shares of the Company Common Stock. Such exercise was effectuated through the cashless exercise provision of the Warrants equaling 9,549.81 shares in the aggregate of Company Common Stock underlying the Warrants.

The Company claimed an exemption from registration of the issuance of the Company Common Stock upon the exercise of the Warrants based on Section 4(2) of the 1933 Act and Regulation D promulgated thereunder as the transaction did not involve a public offering.

Exercise of $0.25 Warrants

On February 10, 2006, warrants to purchase 200,000 shares of Company Common Stock were exercised at an exercise price of $0.25.

The Company claimed an exemption from registration of the warrants and the issuance of the Company Common Stock upon the exercise of the warrants based on Section 4(2) of the 1933 Act and Regulation D promulgated thereunder as the transaction did not involve a public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2006	By:	/s/ Donald Gould Jr.
Name: Donald Gould Jr.
Title: Chief Financial Officer